Exhibit 99.1

                                  NEWS RELEASE

FOR:           Trump Entertainment Resorts Inc. (OTCBB:DJTE.OB)

CONTACT:       John Burke, EVP and Treasurer, (212) 891-1503

FOR RELEASE:   IMMEDIATELY; Tuesday, July 19, 2005


                   MARK JULIANO NAMED CHIEF OPERATING OFFICER
                      OF TRUMP ENTERTAINMENT RESORTS, INC.


         ATLANTIC CITY, NEW JERSEY -- Trump Entertainment Resorts, Inc. (OTCBB:
DJTE.OB) (the "Company"), has announced today that Mark Juliano will become the Chief Operating Officer of the Company effective August 8, 2005.

         Mr. Juliano is an internationally recognized casino executive with a long, successful career in the gaming industry. He was President of Caesars Atlantic City from 1994 to 1999. Most recently, he was President of Caesars Palace in Las Vegas where he reestablished that property as a leader on the Las Vegas Strip. Over the years, he has held regional responsibilities in Indiana, Nova Scotia and Delaware for Caesars.

         Throughout his career, Mark has demonstrated a dedication to both civic and philanthropic organizations. He has served as Chairman of the Atlantic City Convention and Visitors Authority, and also served on the boards of the Atlantic City Medical Center, Alex's Lemonade Stand, the Sisters of Mercy, and Opportunity Village.

         Donald J. Trump, the Company's Chairman, stated, "I've known Mark for many years, and I am pleased that he will be using his gaming and operating expertise for the benefit of our company."



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         James Perry, President and CEO of the Company, commented on Mr.
Juliano's appointment, "Mark is an outstanding addition to our management team. He has the experience to lead our casinos through their physical and cultural transformation, and the commitment to make Trump a leading operator of casinos throughout the world."

         Mark Juliano remarked, "I am excited to join the Trump brand in the Atlantic City market. The Trump properties have always been a vital part of Atlantic City, and I look forward to helping to restore their dynamic role in the market."

         Scott Butera will assume the role as the Company's Chief Strategic Officer where he will complete the recapitalization process undergone by the Company and develop new strategic initiatives to expand the Trump brand in both domestic and international markets.



About Our Company:

         Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates four properties. The Company's assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City's Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.

                PSLRA Safe Harbor for Forward-Looking Statements
                      and Additional Available Information


         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

         All statements, trend analysis and other information contained in this release relative to the Company's or its subsidiaries' performance, trends in the Company's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc.., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

         Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.


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